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                                                                   Exhibit 10.17

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                                COMMERCIAL LEASE

                                    between

THIS LEASE is made between company BOS GmbH & Co. KG, Buchenteich 3, 73773 Aichwald, Germany, legally represented by its personally liable lady's companion of the company BOS Verwaltungsgesellschaft mbH, the latter represented by its sole authorized representative Herrn Stefan Grein, manager.

- herein called (LESSOR) "V",

                                      and

company Digital Imaging International GmbH, HedelfingerstraBe 80, 70327 Stuttgart, legally represented by its manager Herrn Gerd Schafer, manager

- herein called (LESSEE) "M",

                                     PAR. 1
                                  LEASE OBJECT

1. V leases to M the property Buchenteich 3 in 73773 Aichwald (Flst. -No. 1267, registered in the land register of Aichschiess No. 2476, land registry Aichwald, district court of region Esslingen) including the buildings on this property in accordance with the general plan of the site per ADDENDUM 1 of this contract and the building specification in ADDENDUM 2 of this contract.

2. Also included in the lease are the inventory items listed in ADDENDUM 3 of this contract.

3. M is familiar with the rent object, which corresponds to the documents of addenda 1, 2, and 3.


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                                     PAR. 2
                              PURPOSE OF THE LEASE

1.       The purpose of the lease is to operate an IT service company.

2. Any other use (whole or in part) requires a prior written approval by V, which will be denied only if there is an important reason for it.

3. M is obligated to carry on the trade mentioned under Object of Rental in item 1 for the duration of the tenancy.

4. M will procure all necessary official licenses required for the operation of his business at his own expense.

                                     PAR. 3
                             DURATION OF THE LEASE

1. The tenancy commences on October 1, 2001. Its term is 5 years and it will terminate on September 30, 2006.

2. M is entitled to demand an extension of this tenancy beyond the date mentioned in item 1 for an additional term of 3 years, i.e. to September 30, 2009, and still another additional extension for 2 more years, i.e. September 30, 2011.
         The term extension options must be submitted in writing and must reach V not later than 12 months before the end of the regular tenancy mentioned under item 1, or before the end of the extended term of the first option.

3. Unless one of the contractual partners cancels the tenancy and informs the other partner in writing not less than 6 months before the respective termination date mentioned in items 1 and 2, the tenancy will automatically extend by a period of one year.

4. V retains the right to cancel this tenancy without notice for an important reason. An important reason for cancellation is considered in particular if:

                  a) M discontinues making payments, or declares insolvency on account of his assets, or insolvency is denied because of insufficient funds.

                  b) M does not comply with a vital obligation of this contract inspite of a written dissuasion.

         In the event of a premature termination of the tenancy for an important reason by M, M will be held liable for the losses incurred by V as a result of the premature termination of this contract.


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5.       Continued use of the rent by M after termination of the tenancy excludes the extension of the contract in accordance with paragraph 568 of the BGB.

                                     PAR. 4
                                      RENT

1.       The monthly rent is

         a)       in the 1. treaty year          DM 24.580,00
         b)       in the 2. and 3. treaty year   DM 28.750,00
         c)       in the 4. and 5. treaty year   DM 32.500,00

2. In addition, M must pay the respective legal value-added taxes to the amounts mentioned in Item 1.

3. The rent shall be paid at the beginning of each month and must be deposited in the bank account designated by V not later than on the 3rd workday of the month.

                                     PAR. 5
                                ADDITIONAL COSTS

1. M will pay all costs incurring through the use of his business. These costs, especially electricity, water, sewer, heating, refuse collection, and chimneysweeper are to be paid right away. Any invoices sent from V will be forwarded to M for immediate attention.

2. The following additional costs will be invoiced by V to M and shall be paid within 14 days after date of invoice. Property tax, fire insurance, and EC-insurance.

                                     PAR. 6
                                   INSURANCES

1. M shall be obligated to get and maintain the following insurance coverage for both the Rent Object: and the commercial business operated by M:

         a)       Liability insurance

         b) Insurance for the inventory items and merchandise inside the Rent Object against fire and water damage, including drinking water.

2. Upon request by V, M shall be obligated to provide proof of the currently effective and



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         maintained insurance under item 1.

                                     PAR. 7
                            VALUE PROTECTION CLAUSE

1. In the event the tenancy is extended beyond September 30, 2006, V is entitled to start negotiations concerning an appropriate rent increase. This increase shall correspond to the equity and shall take into account any change of economic conditions, in particular any reduction of rents for commercial property since the time of contract closure.

         2. If the parties cannot agree on an appropriate rent increase, a competent referee from the local chamber of commerce shall decide as to what is an appropriate rent increase. Both parties subject themselves to the judgment of the referee as the arbitrator.

                                      PAR. 8
                              ACCOUNTING OF PAYMENTS
                           SUMMATION, RIGHT OF RETENTION

1. Unless M declares a specific purpose on payments, V may account for those payments by M into open items of his choice.

2. It is not permissible to offset demands against this contract with other demands than such from this contract. The right of retention can not be claimed because of other rights than such from this contract.

                                     PAR. 9
                       SURRENDER OF THE RENT OBJECT TO M

1.       M accepts the rent object as is and without any warranty.

2. V does not assume any liability regarding the suitability of the rent object for the intended use by M and the required official permits and licenses.

3. Meter readings for electricity, water, and heating oil will be read at the time of acceptance of the rent object.


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                                    PAR. 10
                           MAINTENANCE AND ALTERATION
                     OF THE RENT OBJECT, APPEARANCE REPAIRS

1. M will pay for all work necessary to maintain and repair the appearance of the rent object as well as for renewals and replacements as necessary during the term of the tenancy. It is also M's duty to comply with all expenditures, regulations and obligations arising from legal provisions and insurances for his commercial business. V will pay for the maintenance of the following parts of the building: fundaments, all supporting parts of the building including supporting walls and outer walls, floors, ceilings and the roof.

2. If M defaults with his obligations per item 1, V is entitled to carry out necessary actions on account of M. In this case, M cannot claim any reduction in expenses or indemnity. If V defaults with his obligations per item 1, M is entitled to carry out necessary actions on account of V to ensure the rental purpose.

3. M is entitled to furnish, at his expense, the rent object with certain facilities to comply with legal regulations and official ordinances. Any structural modifications require prior written permission by V.

                                    PAR. 11
                           TRAFFIC SECURITY LIABILITY

M assumes traffic security liability for the inside part of the entire rent object including any outer facilities and installations that may yet to be established by M. M also assumes the duty of clearing and strewing the respective areas on the sidewalk and the drive way outside the property in Winter time as is specified in the municipal by-laws. M exempts V of all demands by a third party regarding any claims as to violation of traffic security liability against V.

                                    PAR. 12
                                    SECURITY

1. M will pay V the sum of DM 150.000,00 as a security to fulfill its obligations of this contract.

2. After receipt, V will deposit this security with a credit institution at the usual interest rate based on a savings account with a 3 months cancellation period.


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3.          V is entitled to withdraw any maturing demands from this security account during the term of tenancy. In this case, M is obligated to replenish this security account back to its original amount. During the duration of the tenancy, M cannot claim any summation of debts due with respect to the repayment demand from the security.

4. After the termination of the tenancy, V must settle the security account and pay M the remaining sum plus all interest. The demand by M for repayment is due 3 months after return of the rent object.

5. M is entitled to yield security through an unlimited bank guarantee as to M's indebtedness. If M is making use of this right, items 3 and 4 of this stipulation shall apply, respectively, except for the regulation as to interest.


                                   PAR. 13
                             SUBLETTING, SUBLEASE

1. M is entitled to sublease at any time within the framework of the purpose of the lease according to paragraph 2. Outside of this framework, subleasing is subject to a written permission by V in advance, which may be denied only because of a convincing reason.

2. M is not entitled to premature cancellation if V denies permission for the subleasing.


                                   PAR. 14
                           TERMINATION OF TENANCY

1. M will return the rent object at the end of the tenancy in a swept clean and cleared condition. The condition must correspond to one of normal wear and tear.

2. M may remove any installation, reconstructions or upgradings incorporated by him but then must restore to the original condition.

3. M may leave any installations, reconstructions or upgradings incorporated by him; they will then become the property of V without reimbursement.


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                                     PAR. 15
                                OTHER AGREEMENTS

1.          This contract may only be changed in writing.

2. There have been no additional verbal agreements between the contract partners.

3. Should M desire the right of preemption for the rent object, V is prepared to grant it to M. The contractual partners are aware that such a right of preemption requires notarization to become effective. The effectiveness of this tenancy shall not depend upon the effective agreement of a preemptive right. In the event M wishes to register the preemptive right, M must bear all costs in connection with this.

4. If any stipulation of this contract is ineffective, the validity for the rest of this contract shall not be affected as a result of this. In that case, another stipulation shall be agreed upon between the contractual parties that comes as close as possible to the ineffective stipulation in terms of its purpose and commercial relevance.


AICHWALD, JUNE 20, 2001                     AICHWALD, JUNE 20, 2001
BOS GMBH & CO. KG                           Digital Imaging International GmbH
Buchenteich 3                               Hedelfingerstrasse 60
73773 Aichwald-Aichschiess                  D-70327 Stuitgart


(Signature)                                 (Signature)
----------------------------------          ----------------------------------
BOS GMBH & CO. KG                           DIGITAL IMAGING
                                            INTERNATIONAL GMBH


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ADDENDUM 1

BAUMEISTER + OSTLER
GMBH & CO.

SPECIFICATIONS BOS - PROPERTY AND BUILDING BUCHENTEICH 3

1. Year of construction: 1986 / was originally built as a manufacturing building.

2.          Reconstructions performed.

            - First reconstruction 1994/95: First and second floor (Foyer as office building)
            - Second reconstruction 1995/96: Basement into test and
              development rooms
            - Double reconstruction 1996/97: First floor converted into large office rooms
            - Fourth reconstruction 1997/98: Setup of presentation and show rooms in the first floor

3.          Size of property: 2480 m(2) (26,685 ft(2))

4.          TOTAL AREA OF THE BUILDING: 3484(2) (37,488(2))

5.          Floor spaces (Basement/First Floor/Second Floor):

            A) Basement:

            - Floor space (Test room, Lab,
              Research Manufacturing)              725 m(2) (7,801 ft(2))
            - Storage space                        177 m(2) (1,905 ft(2))
            - Personnel areas (dressing room,
              washing rooms, toilets, general
              areas)                                76 m(2) (818 ft(2))
            - House installations (heating room,
              compressor room, elevator vent)       67 m(2) (721 ft(2))
            - Traffic areas                         105 m(2) (1,130 ft(2))

            B) First floor:

            - Floor space: (offices, QS room,
              reception)                            817 m(z) (8,791 ft(z))
            - Presentation areas                    163 m(2) (1,754 ft(2))
            - Storage areas (EDP, Plotter)           25 m(2) (269 ft(2))
            - Personnel areas (toilets,
              cleaning room, First aid
              station)                               31 m(2) (334 ft(2))
            - House installations (Elevator
              room, elevator, venting room)          21 m(2) (266 ft(2))
            - Traffic areas                         115 m(2) (1,237 ft(2))


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BAUMEISTER + OSTLER
GMBH & CO.

            C) Second floor

            - Floor space: (Offices)                736 m(2) (7,919 ft(2))
            - Storage areas (Filing, archive,
              office supplies, EDP, plotter)         65 m(2) (667 ft(2))
            - Personnel areas (Tee kitchen,
              toilets, cleaning room, lounge)        75 m(2) (807 ft(2))
            - House technology area (Technical
              room, elevator, ventilation center)    12 m(2) (129 ft(2))
            - Traffic areas                         274 m(2) (2,948 ft(2))

            6. Outer installations

            - Total area, outer installations:     1290 m(2) (13,880 ft(2))
            - Parking area (approx. 30 parking
              spaces)                               400 m(2) (4,304 ft(2))
            - Paved areas (drive ways, etc.)        600 m(2) (6,456 ft(2))
            - Planted areas                         290 m(2) (3,120 ft(2))


            WERNER SCHLECHT
            MANAGER

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INVENTORY LIST TO COMMERCIAL LEASE, ADDENDUM 3

Alarm system
Motion sensor
EDP Ethernet cabling
Hubs and closet in the second floor
Empty closet in the basement
Air conditioning in the server room first and second floor
Furniture in reception room
Mounted welcome board with plugable lettering set
Company board before the entrance and at the building
Plants in the staircase (planted)
All of the available sun blinds, inside and outside
Fire extinguisher
First aid closet
Hung-up plans of the site, escape plans and safety boards
Monitoring system, camera and monitor for parking places before the building Emergency electricity generator in the basement
Mounted wardrobes in the first and second floor
Mounted fixtures in the toilets (warm water boiler, soap dispenser, towel dispenser)
Cafeteria Build-in kitchenette (Kuchenzeile)
Tee kitchen between meeting room and hallway
Kitchenette (Kuchenzeile) in the basement (lunch room)
Wall mounted board shelves


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